EXHIBIT 99.1

City National Corp. Reports 2008 Net Income for Common Shareholders of $102.5 Million, or $2.11 Per Share

       Company Records Its 16th Consecutive Year of Profitability

               Total Loans and Assets Reach Record Highs

LOS ANGELES, Jan. 22, 2009 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported 2008 net income available to common shareholders of $102.5 million, or $2.11 per share. In 2007, the company earned $4.52 per share on net income of $222.7 million.

Net income available to common shareholders reflects net income less the dividend paid on preferred stock related to City National's participation late last year in the United States Treasury Department's Capital Purchase Program.

Net income available to common shareholders in the fourth quarter of 2008 amounted to $6.5 million, or $0.13 per share. Excluding after-tax charges of $15.6 million, or $0.32 per share, for securities and intangible asset impairments, as well as $2.4 million, or $0.05 per share, for the dividends on preferred stock related to the Capital Purchase Program, fourth-quarter net income amounted to $24.5 million, or $0.50 per share. In the fourth quarter of 2007, the company earned $0.96 per share on net income of $46.9 million.

City National also announced today that its Board of Directors has approved a quarterly common stock cash dividend of $0.25 per share, as compared with $0.48 per share previously paid. The company's dividend, which is determined on the basis of the previous year's earnings, will be payable on February 18, 2009 to stockholders of record on February 4, 2009.

2008 HIGHLIGHTS

 * City National's average loan balances grew to $12.1 billion, up 9 percent from 2007.

 * In the fourth quarter alone, City National renewed approximately
   $1 billion of loans and made approximately $340 million of new loans to new and existing clients, including consumers, homeowners, entrepreneurs, and small and mid-size businesses.

 * Average deposits totaled $11.9 billion, down 3 percent from 2007.
   However, average core deposits were up 2 percent from the prior year to $10.6 billion, representing 89 percent of the company's total average deposits.

 * Fully taxable-equivalent net interest income amounted to $616.4 million, down 1 percent from 2007.  The company's net interest margin averaged 4.20 percent in 2008, compared with 4.45 percent the prior year.

 * Noninterest income amounted to $267.0 million, or 31 percent of
   City National's total revenue last year.  In 2007, the company generated $303.2 million of noninterest income.  Excluding pretax charges of $51.2 million for securities impairment, 2008
   noninterest income was $318.2 million, up 5 percent from the previous year.

 * City National recorded a $40 million provision for credit losses in the fourth quarter of 2008, bringing the total provision for the year to $127 million.  The company's reserve amounts to 1.80 percent of total loans and leases, compared with 1.45 percent at the end of 2007.

 * City National is very well capitalized.  At December 31, 2008, its ratio of shareholders' equity to total assets was 12.4 percent, compared to 10.4 percent at the same time in 2007.  This increase reflects the U.S. Treasury Department's $400 million Capital
   Purchase Program investment.

"Even in this extremely challenging economy, and with interest rates dropping to record lows, City National completed its 16th consecutive year of profitability with assets and loans at record levels, and deposits strong," said Russell Goldsmith, President and Chief Executive Officer of City National Corporation. "It's particularly noteworthy that City National added approximately $1 billion in average loan balances last year, and a significant portion of that came in the fourth quarter.

"We expect the economy to remain very challenging in 2009. Nonetheless, with a stronger level of capital, robust loan loss reserves, a rigorous cost-control program and no subprime or brokered mortgages and no credit card, consumer or auto debt to be concerned about, City National is well-positioned to remain profitable this year, and we fully expect its fundamental earning power to become even more apparent again in the years ahead."

                                    For the 12 months ended
                                          December 31,
 Dollars in millions,              -------------------------      %
 except per share                      2008          2007       Change
 --------------------------------- -----------   -----------   -------
 Earnings Per Share                $     2.11    $     4.52       (53)

 Net Income                        $    104.9    $    222.7       (53)
 Less: Dividend on Preferred Stock        2.4            --        NM
                                   -----------   -----------
 Net Income Available to Common
  Shareholders                     $    102.5    $    222.7       (54)
                                   ===========   ===========

 Average Assets                      16,028.8      15,370.8         4
 Return on Average Assets                0.65%        1.45%     (55)
 Return on Average Common Equity         6.09%       13.92%     (56)

ASSETS

Total assets at December 31, 2008 were $16.5 billion, up 4 percent from 2007, due to strong loan growth that was partly offset by a decline in the securities portfolio.

REVENUE

Revenue was $866.9 million in 2008, compared with $911.5 million for the previous year. The year-over-year difference is due principally to securities impairment charges.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $616.4 million in 2008, compared with $625.0 million for the previous year.

Average loan balances reached $12.1 billion, up 9 percent from 2007. Commercial loans increased 9 percent from the previous year. Construction and commercial real estate loans also grew 9 percent, as did average single-family residential mortgage loans, which are made primarily to City National's private banking clients.

Average securities for 2008 totaled $2.4 billion, down $435 million from the previous year. The average duration of total available-for-sale securities at December 31, 2008 was 2.7 years, compared with 3.4 years at the end of 2007.

City National's net interest margin averaged 4.20 percent in 2008, compared with 4.45 percent in the previous year. The decline was primarily due to a substantial reduction in interest rates in 2008, particularly in the fourth quarter of the year.

At December 31, 2008, City National's prime lending rate was 3.25 percent, down from 7.25 percent on December 31, 2007 and 5.00 percent on September 30, 2008.

                                    For the 12 months ended
                                          December 31,
                                   -------------------------      %
 Dollars in millions                   2008          2007       Change
 -------------------------------   -----------   -----------   -------
 Average Loans                     $  12,088.7   $  11,057.4      9
 Average Total Securities              2,398.3       2,833.5    (15)
 Average Earning Assets               14,670.2      14,054.1      4
 Average Deposits                     11,899.6      12,236.4     (3)
 Average Core Deposits                10,600.2      10,360.2      2
 Fully Taxable-Equivalent
  Net Interest Income                    616.4         625.0     (1)
 Net Interest Margin                      4.20%        4.45%   (6)

Average deposits for the year totaled $11.9 billion, down 3 percent from 2007, as the company was able to reduce its holdings of higher-cost time deposits. Average core deposits grew 2 percent from 2007 and now equal 89 percent of the company's average deposit balances, compared with 85 percent in 2007.

Title and escrow deposit balances averaged $941 million, down $246 million from 2007, due to a decline in residential and commercial real estate activity.

City National is participating in the FDIC's Temporary Liquidity Guarantee Program, which temporarily increases basic FDIC deposit insurance coverage to $250,000 and provides additional unlimited insurance coverage for funds in certain types of accounts. The company also is taking part in the U.S. Treasury's Temporary Money Market Fund Guarantee Program, which temporarily insures the holdings of any publicly offered eligible money market mutual fund -- both retail and institutional -- that participates in the program.

NONINTEREST INCOME

Noninterest income was $267.0 million in 2008, down 12 percent from the previous year. The decline was due to the following pretax charges against the company's $2.4 billion securities portfolio. These charges reflect unprecedented disruption in the financial markets:

 * Previously disclosed impairment charges of $21.9 million for
   Fannie Mae and Freddie Mac preferred securities;

 * An $18.1 million charge, including $10.9 million in the fourth quarter, for other-than-temporary impairment of bank income notes;
   and

 * An $11.2 million charge, including $7.9 million in the fourth quarter, for other-than-temporary impairment of equity securities.

The company now holds $11.7 million of income notes and $39.7 million of equity securities. Together, they equal 2 percent of the company's securities portfolio.

Wealth Management

City National's assets under management totaled $30.8 billion as of December 31, 2008, down 17 percent from the prior year. City National's money-market funds and managed fixed-income accounts grew as the result of a flight to safety by investors during a time of market volatility. However, this growth was offset by significantly lower equity market valuations as well as an anticipated shift of funds by the former owner of a City National institutional asset management affiliate to its own in-house manager.

As a result of lower valuations and asset mix changes, trust and investment fees fell 6 percent from 2007. Brokerage and mutual fund fees rose 22 percent from the previous year.

                                         At or for the
                                        12 months ended
                                          December 31,
                                   -------------------------      %
 Dollars in millions                   2008          2007       Change
 ---------------------------------------------   -----------   -------
 Trust and Investment Fee Revenue  $     132.2   $     140.8      (6)
 Brokerage and Mutual Fund Fees           73.4          60.3      22
 Assets Under Management (1)          30,781.9      37,268.5     (17)
 Assets Under Management
  or Administration (1)               47,519.8      58,506.3     (19)

 (1)  Excludes $4.7 billion and $12.4 billion of assets under management for an asset manager in which City National held a minority ownership interest as of December 31, 2008 and December
      31, 2007, respectively.

Other Noninterest Income

Income from cash management and deposit transaction fees rose to $48.3 million, up 37 percent from 2007 due to the impact of declining interest rates on compensating deposit balances and the sale of additional cash management services. Fee income from foreign exchange services and letters of credit grew to $32.4 million, up 7 percent from the previous year.

Other service charges and fees were $29 million in 2008, down slightly from the previous year.

NONINTEREST EXPENSE

Noninterest expense amounted to $587.5 million, up 9 percent from 2007. The increase was due largely to a $7.9 million impairment of a contract intangible asset associated with an investment management affiliate, $4.7 million of additional expense for FDIC premiums, and a $1.6 million legal settlement. In addition, during 2007, City National made two acquisitions (Business Bank of Nevada and Convergent Wealth Advisors) that affected the comparability of results. Excluding all of these items, City National's 2008 noninterest expense grew 4 percent from 2007.

CREDIT QUALITY

City National recorded $127 million in provisions for credit losses in 2008. After net charge-offs, the provisions added $58.5 million to the company's allowance for loan and lease losses. At December 31, 2008, the allowance for loan and lease losses was $224.0 million, or 1.80 percent of total loans and leases. Consistent with its methodology, the bank maintains an additional $22.7 million in reserves for off-balance-sheet credit commitments.

The provisions reflect management's continuing assessment of the credit quality of the company's loan portfolio, which is affected by various economic trends, including continuing weakness in the housing sector. Additional factors affecting the provision include net loan charge-offs, nonaccrual loans, risk-rating migration and growth in the portfolio.

Nonaccrual loans of $211.1 million and other-real-estate-owned (OREO) assets of $11.4 million at December 31, 2008 totaled $222.5 million, or 1.79 percent of total loans and OREO. That compares with $75.6 million, or 0.65 percent, at the end of 2007 and $153.2 million, or 1.25 percent, at September 30, 2008.

Net loan charge-offs were $68.5 million, or 0.57 percent of average total loans and leases, up from $8.5 million, or 0.08 percent of average total loans and leases, in 2007. Loans to homebuilders for residential land acquisition, development and construction accounted for 46 percent of the 2008 net charge-offs.

                                 As of                   As of
                           December 31, 2008       December 31, 2007
                        ----------------------  ----------------------
 Period-end Loans          Total    Nonaccrual     Total    Nonaccrual
  (in millions)         ----------  ----------  ----------  ----------

 Commercial Loans       $  4,783.6    $   46.2  $  4,459.3    $   17.1
 Commercial R.E. Loans     2,184.7         8.9     1,954.5         1.6
 Real Estate
  Construction Loans       1,252.0       149.5     1,429.8        55.6
 Residential Mortgages     3,414.9         3.2     3,176.3         0.4
 Equity Lines of Credit      635.3         1.9       432.5         0.7
 Other Loans                 173.8         1.4       178.2         0.1
                        ----------  ----------  ----------  ----------
  Total Loans           $ 12,444.3    $  211.1  $ 11,630.6    $   75.5

 Other Real Estate
  Owned                 $     11.4              $       --

Loans to homebuilders amounted to $453 million, or 3.6 percent of City National's $12.4 billion loan portfolio, at December 31, 2008. The bank continues to actively manage each homebuilder loan and to take appropriate steps to mitigate risk and minimize loss exposure.

City National's commercial real estate construction portfolio has shown signs of weakness as sales and lease absorption rates have slowed, and prices and lease rates have declined due to the economic slowdown, while the commercial real estate mortgage portfolio continues to perform better, with low levels of nonaccrual loans and virtually no charge-offs.

As expected, the company's $4.8 billion commercial loan portfolio has experienced some deterioration due to the weakening economy. Nonaccrual loans totaled $46.2 million at December 31, 2008, compared to $17.1 million a year earlier. Net charge-offs were $23.9 million, up from $2.5 million the previous year. The increases were largely related to conditions in the real estate development and construction industries.

City National's residential mortgage loans and home-equity loans continued to perform well in 2008. For both portfolios, the average loan-to-value ratios at origination are 50 percent and 54 percent, respectively. City National does not originate or purchase subprime or option adjustable rate mortgages, and none of its loans has been originated through brokers or third parties.

INCOME TAXES

The company's effective tax rate was 31.1 percent for the year, compared to 37.0 percent in 2007. The lower tax rate for 2008 is attributable to lower pretax income.

FOURTH-QUARTER 2008 HIGHLIGHTS

 * Fourth-quarter revenue was $204.4 million, down 14 percent from the fourth quarter of 2007 and up 1 percent from the third quarter of last year.

 * Fully taxable-equivalent net interest income amounted to $152.6 million, down 4.0 percent from the fourth quarter of 2007 and 2.5 percent from the third quarter of 2008.  The company's net interest margin averaged 4.09 percent in the fourth quarter of 2008, compared with 4.23 percent in the third quarter of the year.

 * Average loans reached a record $12.4 billion, up 8 percent from the same period of 2007 and 1 percent from the third quarter of 2008.

 * Average deposits grew to $12.6 billion in the fourth quarter, up 5 percent from the same period of 2007 and 8 percent from the third quarter of 2008.  Average core deposits were $11.1 billion, up 6 percent from both the fourth quarter of 2007 and the third quarter of 2008.  Average title and escrow deposits totaled $810 million, down 27 percent from the fourth quarter of 2007 and 16 percent from the third quarter of last year.

 * Noninterest income totaled $55.6 million, down 32 percent from the same period in 2007 but up 11 percent from the third quarter of
   2008.  Excluding securities impairment charges, noninterest income was down 10 percent from the fourth quarter of 2007.

 * Noninterest expense increased 9 percent from the fourth quarter of
   2007 and 8 percent from the third quarter of 2008.  Excluding a
   $7.9 million impairment of a contract intangible asset associated with an investment management affiliate, as well as $1.5 million of additional expense for FDIC premiums, fourth-quarter 2008
   noninterest expense increased 2 percent from the same period of 2007.

 * The company realized a tax benefit in the fourth quarter, compared to an effective tax rate of 25.2 percent in the third quarter of
   2008.  The benefit was due primarily to lower pretax income.

2009 OUTLOOK

City National remains well-capitalized, well-reserved and profitable. The company has significant liquidity and is well-positioned to profitably weather current economic conditions and return to increased profitability when conditions improve. In the short-term, however, net income available to common shareholders and earnings per share will continue to be significantly affected by a weak economy, low revenue growth, historically low interest rates, somewhat higher credit costs, declining equity values, higher FDIC premiums and the additional costs of participating in the U.S. Treasury Department's Capital Purchase Program. Excluding the higher FDIC premiums, which all banks are bearing in 2009, noninterest expense will show virtually no growth this year.

In spite of today's challenging business climate, management expects the company to remain profitable in 2009, though earnings this year are anticipated to be lower than they were in 2008.

CAPITAL LEVELS

On November 21, 2008, the U.S. Treasury Department invested $400 million in City National Corporation's preferred stock and warrants through its Capital Purchase Program. As previously announced, the terms of the investment are consistent with those established by the Treasury for the program.

In addition to expanding the company's lending capacity, this investment bolstered its already strong capital position. Total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2008 were 13.4 percent and 11.7 percent, respectively, compared with the minimum regulatory standards of 10.0 percent and 6.0 percent for "well-capitalized" institutions. City National's Tier 1 leverage ratio at December 31, 2008 was 10.4 percent, well above the regulatory minimum ratio of 5.0 percent.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at September 30, 2008 were 11.0 percent, 9.1 percent and 8.0 percent, respectively.

The period-end ratio of shareholders' equity to total assets at December 31, 2008 was 12.4 percent, compared to 10.4 percent at December 31, 2007 and 10.2 percent at September 30, 2008.

STOCK REPURCHASE

In the first half of 2008, City National repurchased 421,500 of its outstanding shares at an average cost per share of $48.41. No shares were purchased in the second half of the year. In light of its participation in the U.S. Treasury's Capital Purchase Program, the company does not expect to repurchase stock this year.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss 2008 financial results. The call will begin at 2:00 p.m. PST. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 77831534. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com. There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 62 offices, including 15 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. City National and its eight majority-owned investment affiliates manage or administer $47.5 billion in client assets, including more than $30.8 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) difficult and adverse conditions in the global and domestic capital and credit markets, (2) continued volatility and further deterioration of the capital and credit markets, (3) significant changes in banking laws or regulations, including, without limitation, as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), including the Capital Purchase Program and related executive compensation requirements, (4) continued uncertainty about the impact of TARP and other recent federal programs on the financial markets including levels of volatility and credit availability, (5) a more adverse than expected decline or continued weakness in general business and economic conditions, either nationally, regionally or locally in areas where the company conducts its business, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (6) unprecedented volatility in equity, fixed income and other market valuations, (7) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (8) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (9) increased competition in the company's markets, (10) changes in the financial performance and/or condition of the company's borrowers, (11) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (12) soundness of other financial institutions which could adversely affect the company, (13) increases in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (14) protracted labor disputes in the company's markets, (15) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (16) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (17) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (18) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (19) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2007 and particularly Part I, Item 1A, titled "Risk Factors."

 CITY NATIONAL CORPORATION
 FINANCIAL HIGHLIGHTS
 (unaudited)
                        Three Months             Twelve Months
                  ------------------------  ------------------------
 For The Period
 Ended                                %                         %
 December 31,       2008      2007  Change    2008      2007  Change
 ---------------- ------------------------  ------------------------
 Per Common Share
  Net Income
   available to
   common
   shareholders
   Basic          $   0.13  $   0.98   (87) $   2.14  $   4.62   (54)
   Diluted            0.13      0.96   (86)     2.11      4.52   (53)
  Dividends           0.48      0.46     4      1.92      1.84     4
  Book value                                   34.33     34.61    (1)

 Results of
  Operations:
  (In millions)
  Interest income $    188  $    224   (16) $    785  $    894   (12)
  Interest
   expense              39        70   (44)      185       286   (35)
                  --------  --------        --------  --------
   Net interest
    income             149       154    (4)      600       608    (1)
  Net interest
   income (Fully
   taxable-
   equivalet)          153       158    (4)      616       625    (1)
  Total revenue        204       237   (14)      867       911    (5)
  Provision for
   credit losses        40        20   100       127        20   535
  Net income             9        47   (81)      105       223   (53)
  Net income
   available to
   common
   shareholders          6        47   (86)      103       223    (4)

 Impact of
  Regulation G
  Non-GAAP
  Disclosures on
  Net Income per
  Share
  Net income
   available to
   common
   shareholders
   per share      $   0.13                  $   2.11
  Add: Impairment
   on debt
   and equity
   securities         0.23                      0.62
    Impairment on
     intangible
     assets           0.09                      0.09
                  --------                  --------
      Total
       impact of
       impairment
       charges        0.32                      0.71
                  --------                  --------
  Add: Dividend
   on preferred
   stock              0.05                      0.05
                  --------                  --------
  Net income per
   share,
   excluding
   impairment
   charges and
   dividend on
   preferred
   stock          $   0.50                  $   2.87
                  ========                  ========

 Financial
  Ratios:
  Performance
   Ratios:
   Return on
    average
    assets            0.22%     1.19%           0.65%     1.45%
   Return on
    average
    common equity     1.55     11.28            6.09     13.92
   Period-end
    shareholders'
    equity to
    period-end
    assets                                     12.42     10.42
   Net interest
    margin            4.09      4.42            4.20      4.45
   Efficiency
    ratio            75.72     60.18           66.77     58.21
  Capital
   Adequacy
   Ratios
   (Period-end):
   Tier 1
    leverage                                   10.44      7.97
   Tier 1 risk-
    based capital                              11.71      9.31
   Total risk-
    based capital                              13.40     11.27

 Asset Quality
  Ratios:
  Allowance for
   loan and lease
   losses to:
   Total loans
    and leases                                  1.80%     1.45%
   Nonaccrual
    loans                                     106.11    223.03
  Nonperforming
   assets to:
   Total loans
    and leases
    and other
    real estate
    owned                                       1.79      0.65
   Total assets                                 1.35      0.48
  Net (charge-
   offs)/
   recoveries to
   Average total
    loans and
    leases
    (annualized)     (0.79)%   (0.13)%         (0.57)%   (0.08)%

 Average
  Balances: (In
  millions)
  Loans and
   leases         $ 12,371  $ 11,461     8  $ 12,089  $ 11,058     9
  Interest-
   earning assets   14,844    14,223     4    14,670    14,054     4
  Assets            16,191    15,589     4    16,029    15,371     4
  Core deposits     11,137    10,500     6    10,600    10,360     2
  Deposits          12,639    12,014     5    11,900    12,236    (3)
  Interest-
   bearing
   liabilities       8,171     8,065     1     8,436     8,011     5
  Shareholders'
   equity            1,837     1,651    11     1,727     1,599     8
  Common
   shareholders'
   equity            1,662     1,651     1     1,683     1,599     5

 Period-End
  Balances : (In
  millions)
  Loans and
   leases                                   $ 12,444  $ 11,631     7
  Assets                                      16,456    15,889     4
  Core deposits                               11,212    10,516     7
  Deposits                                    12,652    11,823     7
  Shareholders'
   equity                                      2,044     1,656    23

 Wealth
  Management: (In
   millions) (1)
  Assets under
   management                               $ 30,782  $ 37,269   (17)
  Assets under
   management or
   administration                             47,520    58,506   (19)

   (1) Excludes $4.7 billion and $12.4 billion of assets under management for an asset manager in which City National held a minority ownership interest as of December 31, 2008 and
       December 31, 2007, respectively.

 CITY NATIONAL CORPORATION
 CONSOLIDATED STATEMENTS OF INCOME
 (unaudited)

                  Three Months Ended         Twelve Months Ended
  (Dollars in         December 31,                December 31,
  thousands    --------------------------- ---------------------------
  except per                         %                          %
  share data)    2008      2007   Change    2008      2007    Change
 ------------- -------------------------------------------------------
 Interest
  income       $187,623  $223,969   (16)   $784,688  $894,101   (12)
 Interest
  expense        38,864    69,596   (44)    184,792   285,829   (35)
               --------  --------          --------  --------
  Net
   Interest
   Income       148,759   154,373    (4)    599,896   608,272    (1)

 Provision
  for Credit
  Losses         40,000    20,000   100     127,000    20,000   535

 Noninterest
  Income
  Trust and
   investment
   fees          28,221    38,188   (26)    132,214   140,753    (6)
  Brokerage
   and mutual
   fund fees     17,845    16,995     5      73,446    60,279    22
  Cash
   management
   and
   deposit
   transaction
   fees          12,595     9,517    32      48,307    35,261    37
  International
   services       8,384     8,379     0      32,449    30,399     7
  Bank-owned
   life
   insurance        645       660    (2)      2,752     2,690     2
  Other service
   charges and
   fees           6,770     8,575   (21)     28,960    29,205    (1)
  Impairment
   loss on
   securities   (17,344)       --    NM     (49,280)       --    NM
  Gain (loss)
   on sale of
   other assets      37        12   208        (353)    5,989  (106)
  Gain on sale
   of
   securities    (1,527)        7 (21,914)   (1,511)   (1,374)   10
               --------  --------          --------  --------
   Total
    noninterest
    income       55,626    82,333   (32)    266,984   303,202   (12)

 Noninterest
  Expense
  Salaries and
   employee
   benefits      89,943    88,146     2     357,015   331,091     8
  Net occupancy
   of premises   12,821    11,881     8      49,514    43,538    14
  Legal and
   professional
   fees           8,419    10,050   (16)     32,842    35,975    (9)
  Information
   services       7,799     6,039    29      26,969    23,364    15
  Depreciation
   and
   amortization   5,737     5,535     4      22,201    20,932     6
  Amortization
   of
   intangibles   11,541     1,749   560      17,738     8,854   100
  Marketing and
   advertising    6,289     6,977   (10)     22,897    21,837     5
  Office
   services       3,352     3,323     1      12,404    12,295     1
  Equipment         728       867   (16)      3,144     3,249    (3)
  Minority
   interest
   (income)
   expense       (1,350)    2,244  (160)      5,378     8,856   (39)
  Other          11,818     7,464    58      37,417    28,110    33
               --------  --------          --------  --------
   Total
    noninterest
    expense     157,097   144,275     9     587,519   538,101
               --------  --------          --------  --------

 Income Before
  Taxes           7,288    72,431   (90)    152,361   353,373   (57)

 Applicable
  Income Taxes   (1,646)   25,509  (106)     47,405   130,660   (64)
               --------  --------          --------  --------

 Net Income    $  8,934  $ 46,922   (81)   $104,956  $222,713   (53)
               ========  ========          ========  ========

  Less:
   Dividends on
   preferred
   stock          2,445        --    NM       2,445        --    NM
               --------  --------          --------  --------

 Net income
  available to
  common
  shareholders $  6,489  $ 46,922   (86)   $102,511  $222,713   (54)
               ========  ========          ========  ========
 Other Data:
  Earnings per
   common
   share
   - basic     $   0.13  $   0.98   (87)   $   2.14  $   4.62   (54)
  Earnings per
   common
   share
   - diluted   $   0.13  $   0.96   (86)   $   2.11  $   4.52   (53)
  Dividends
   paid per
   common
   share       $   0.48  $   0.46     4    $   1.92  $   1.84     4
  Common
   dividend
   payout ratio  260.42%    47.44%  449       88.50%    40.13%  121
  Return on
   average
   assets          0.22%     1.19%  (82)       0.65%     1.45%  (55)
  Return on
   average
   common
   equity          1.55%    11.28%  (86)       6.09%    13.92%  (56)
  Net interest
   margin
   (Fully
   taxable-
   equivalent)     4.09%     4.42%   (7)       4.20%     4.45%   (6)
  Full-time
   equivalent
   employees      2,989     2,914     3

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)

                                             2008
                         --------------------------------------------
 (Dollars in thousands    Fourth   Third    Second   First   Year to
  except per share data) Quarter  Quarter  Quarter  Quarter    Date
 ----------------------- -------- -------- -------- -------- --------
 Interest Income         $187,623 $195,606 $193,707 $207,752 $784,688
 Interest Expense          38,864   42,802   43,539   59,587  184,792
                         -------- -------- -------- -------- --------
  Net Interest Income     148,759  152,804  150,168  148,165  599,896

 Provision for Credit
  Losses                   40,000   35,000   35,000   17,000  127,000

 Noninterest Income
  Trust and investment
   fees                    28,221   33,457   34,187   36,349  132,214
  Brokerage and mutual
   fund fees               17,845   19,470   18,709   17,422   73,446
  Cash management and
   deposit transaction
   fees                    12,595   12,392   12,196   11,124   48,307
  International services    8,384    8,202    8,176    7,687   32,449
  Bank-owned life
   insurance                  645      824      628      655    2,752
  Other service charges
   and fees                 6,770    8,403    8,177    5,610   28,960
  Impairment loss on
   securities             (17,344) (31,936)      --       --  (49,280)
  Gain (loss) on sale of
   other assets                37     (198)    (192)      --     (353)
  Gain (loss) on sale of
   securities              (1,527)    (536)    (417)     969   (1,511)
                         -------- -------- -------- -------- --------
    Total noninterest
     income                55,626   50,078   81,464   79,816  266,984

 Noninterest Expense
  Salaries and employee
   benefits                89,943   89,373   87,520   90,179  357,015
  Net occupancy of
   premises                12,821   12,719   12,462   11,512   49,514
  Legal and professional
   fees                     8,419    8,332    7,531    8,560   32,842
  Information services      7,799    6,576    6,388    6,206   26,969
  Depreciation and
   amortization             5,737    5,502    5,460    5,502   22,201
  Amortization of
   intangibles             11,541    2,238    1,528    2,431   17,738
  Marketing and
   advertising              6,289    5,653    5,360    5,595   22,897
  Office services           3,352    2,926    3,140    2,986   12,404
  Equipment                   728      757      746      913    3,144
  Minority interest
   (income) expense        (1,350)   1,160    2,262    3,306    5,378
  Other                    11,818   10,521    9,121    5,957   37,417
                         -------- -------- -------- -------- --------
    Total noninterest
     expense              157,097  145,757  141,518  143,147  587,519
                         -------- -------- -------- -------- --------

 Income Before Taxes        7,288   22,125   55,114   67,834  152,361

 Applicable Income Taxes   (1,646)   5,574   19,630   23,847   47,405
                         -------- -------- -------- -------- --------

 Net Income              $  8,934 $ 16,551 $ 35,484 $ 43,987 $104,956
                         ======== ======== ======== ======== ========

   Less: Dividends on
    preferred stock         2,445       --       --       --    2,445
                         -------- -------- -------- -------- --------

 Net income available
  to common shareholders $  6,489 $ 16,551 $ 35,484 $ 43,987 $102,511
                         ======== ======== ======== ======== ========

 Other Data:
  Earnings per common
   share - basic         $   0.13 $   0.35 $   0.74 $   0.92 $   2.14
  Earnings per common
   share - diluted       $   0.13 $   0.34 $   0.73 $   0.91 $   2.11
  Dividends paid per
   common share          $   0.48 $   0.48 $   0.48 $   0.48 $   1.92
  Common dividend
   payout ratio            260.42%  140.24%   65.40%   52.75%   88.50%
  Return on average
   assets                    0.22%    0.41%    0.89%    1.13%    0.65%
  Return on average
   common equity             1.55%    3.91%    8.42%   10.46%    6.09%
  Net interest margin
   (Fully taxable-
    equivalent)              4.09%    4.23%    4.23%    4.26%    4.20%
  Full-time equivalent
   employees                2,989    3,027    3,013    2,959

 CITY NATIONAL CORPORATION
 CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
 (unaudited)
                                              2007
                         --------------------------------------------
 (Dollars in thousands    Fourth    Third   Second    First  Year to
  except per share data)  Quarter  Quarter  Quarter  Quarter   Date
 ----------------------- -------- -------- -------- -------- --------
 Interest Income         $223,969 $230,066 $225,825 $214,241 $894,101
 Interest Expense          69,596   76,340   72,921   66,972  285,829
                         -------- -------- -------- -------- --------
   Net Interest
    Income                154,373  153,726  152,904  147,269  608,272

 Provision for Credit
  Losses                   20,000       --       --       --   20,000

 Noninterest Income
   Trust and
    investment fees        38,188   37,488   34,823   30,254  140,753
   Brokerage and
    mutual fund fees       16,995   15,546   13,958   13,780   60,279
   Cash management
    and deposit
    transaction fees        9,517    8,801    8,472    8,471   35,261
   International
    services                8,379    7,995    7,562    6,463   30,399
   Bank-owned life
    insurance                 660      645      761      624    2,690
   Other service
    charges and fees        8,575    7,251    7,246    6,133   29,205
   Impairment loss on
    securities                 --       --       --       --       --
   Gain on sale of
    other assets               12    6,023       --      (46)   5,989
   Gain (loss) on
    sale of
    securities                  7   (2,516)     866      269   (1,374)
                         -------- -------- -------- -------- --------
     Total
      noninterest income   82,333   81,233   73,688   65,948  303,202

 Noninterest Expense
   Salaries and employee
    benefits               88,146   84,057   80,904   77,984  331,091
   Net occupancy of
    premises               11,881   11,837   10,362    9,458   43,538
   Legal and professional
    fees                   10,050    8,614    8,590    8,721   35,975
   Information services     6,039    6,024    5,750    5,551   23,364
   Depreciation and
    amortization            5,535    5,275    5,122    5,000   20,932
   Amortization of
    intangibles             1,749    2,852    2,623    1,630    8,854
   Marketing and
    advertising             6,977    5,079    5,783    3,998   21,837
   Office services          3,323    3,287    2,938    2,747   12,295
   Equipment                  867      867      797      718    3,249
   Minority interest
    expense                 2,244    2,211    2,325    2,076    8,856
   Other                    7,464    7,294    7,446    5,906   28,110
                         -------- -------- -------- -------- --------
    Total noninterest
     expense              144,275  137,397  132,640  123,789  538,101
                         -------- -------- -------- -------- --------

 Income Before Taxes       72,431   97,562   93,952   89,428  353,373

 Applicable Income Taxes   25,509   37,469   34,799   32,883  130,660
                         -------- -------- -------- -------- --------

 Net Income              $ 46,922 $ 60,093 $ 59,153 $ 56,545 $222,713
                         ======== ======== ======== ======== ========

 Other Data:
   Earnings per
    common share - basic $   0.98 $   1.24 $   1.22 $   1.18 $   4.62
   Earnings per
    common share -
    diluted              $   0.96 $   1.22 $   1.19 $   1.15 $   4.52
   Dividends paid per
    common share         $   0.46 $   0.46 $   0.46 $   0.46 $   1.84
   Common dividend
    payout ratio            47.44%   37.26%   38.22%   39.11%   40.13%
   Return on average
    assets                   1.19%    1.53%    1.54%    1.55%    1.45%
   Return on average
    common equity           11.28%   14.69%   14.79%   15.10%   13.92%
   Net interest
    margin (Fully
    taxable-equivalent)      4.42%    4.42%    4.46%    4.49%    4.45%
   Full-time
    equivalent employees    2,914    2,878    2,903    2,800

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                          2008
                   --------------------------------------------------
                     Fourth        Third       Second        First
 (In thousands)      Quarter      Quarter      Quarter      Quarter
 ----------------- -----------  -----------  -----------  -----------
 Assets
   Cash and due
    from banks     $   279,921   $  428,557   $  513,736   $  514,878
   Federal funds
    sold                    --           --           --        1,000
   Due from banks -
    interest-
    bearing            144,344       95,993       88,149       77,567
   Securities-
    available-for-
    sale             2,144,870    2,159,918    2,302,982    2,389,459
   Trading account
    securities         295,598      310,251      204,825      121,152
   Loans and
    leases:
     Commercial      4,783,565    4,746,035    4,703,307    4,442,448
     Commercial
      real estate
      mortgages      2,184,688    2,159,101    2,016,090    2,011,221
     Residential
      mortgages      3,414,868    3,364,332    3,319,741    3,215,871
     Real estate
      construction   1,252,034    1,313,735    1,483,193    1,462,641
     Equity lines
      of credit        635,325      540,937      495,334      449,177
     Installment       173,779      154,377      160,665      173,507
                   -----------  -----------  -----------  -----------
       Total loans
        and leases  12,444,259   12,278,517   12,178,330   11,754,865
         Allowance
          for loan
          and lease
          losses      (224,046)    (208,046)    (185,070)    (168,278)
                   -----------  -----------  -----------  -----------
       Net loans
        and leases  12,220,213   12,070,471   11,993,260   11,586,587
   Premises and
    equipment, net     131,294      127,361      122,959      119,243
   Goodwill and
    other
    intangibles        500,037      512,297      514,584      514,811
   Other assets        739,238      626,020      598,763      609,335
                   -----------  -----------  -----------  -----------
     Total assets  $16,455,515  $16,330,868  $16,339,258  $15,934,032
                   ===========  ===========  ===========  ===========

 Liabilities:
   Deposits:
    Noninterest-
     bearing       $ 6,140,619  $ 5,744,863  $ 5,861,823  $ 5,680,845
    Interest-
     bearing         6,511,505    6,422,797    6,034,514    6,111,524
                   -----------  -----------  -----------  -----------
    Total deposits  12,652,124   12,167,660   11,896,337   11,792,369
   Federal funds
    purchased and
    securities sold
     under
    repurchase
    agreements         908,157    1,272,359    1,221,428    1,118,478
   Other short-term
    borrowed funds     179,343      630,673      955,000      720,992
   Subordinated
    debt               161,595      157,769      157,080      162,813
   Other long-term
    debt               246,554      231,321      237,867      243,439
   Other liabilities   232,497      170,686      171,598      181,414
                   -----------  -----------  -----------  -----------
     Total
      liabilities   14,380,270   14,630,468   14,639,310   14,219,505

   Minority
    interest            31,231       33,950       32,300       32,199

 Shareholders'
  Equity
   Preferred stock     390,089           --           --           --
   Common stock         50,961       50,966       50,972       50,982
   Additional paid-
    in capital         428,098      415,348      421,689      419,044
   Retained
    earnings         1,379,624    1,396,400    1,403,062    1,390,781
   Accumulated
    other
    comprehensive
    loss               (48,022)     (38,071)     (24,853)      (3,431)
   Treasury shares    (156,736)    (158,193)    (183,222)    (175,048)
                   -----------  -----------  -----------  -----------
    Total common
     equity          1,653,925    1,666,450    1,667,648    1,682,328
                   -----------  -----------  -----------  -----------
      Total
       sharehold-
       ers' equity  2,044,014    1,666,450    1,667,648    1,682,328
                   -----------  -----------  -----------  -----------
    Total liabil-
     ities and
     sharehold-
     ers' equity   $16,455,515  $16,330,868  $16,339,258  $15,934,032
                   ===========  ===========  ===========  ===========

 CITY NATIONAL CORPORATION
 CONSOLIDATED PERIOD END BALANCE SHEET
 (unaudited)

                                           2007
                    --------------------------------------------------
                      Fourth        Third        Second       First
 (In thousands)       Quarter      Quarter      Quarter      Quarter
 ------------------ -----------  -----------  -----------  -----------
 Assets
   Cash and due
    from banks      $   365,918  $   462,151  $   513,463  $   494,231
   Federal funds
    sold                     --           --      170,000      210,000
   Due from banks -
    interest-bearing     88,151       95,047      139,539       77,214
   Securities-
    available-for-
    sale              2,462,655    2,563,983    2,797,366    2,902,385
   Trading account
    securities          293,355      192,162      117,456       35,981
   Loans and leases:
     Commercial       4,459,308    4,216,048    4,158,131    4,030,601
     Commercial real
      estate
      mortgages       1,954,539    1,894,753    1,947,218    1,877,695
     Residential
      mortgages       3,176,322    3,114,335    3,009,546    2,895,516
     Real estate
      construction    1,429,761    1,391,034    1,309,322    1,263,059
     Equity lines of
      credit            432,513      404,869      409,505      388,279
     Installment        178,195      169,041      185,112      194,448
                    -----------  -----------  -----------  -----------
       Total loans
        and leases   11,630,638   11,190,080   11,018,834   10,649,598
         Allowance
          for loan
          and lease
          losses       (168,523)    (152,018)    (157,849)    (161,005)
                    -----------  -----------  -----------  -----------
       Net loans
        and leases   11,462,115   11,038,062   10,860,985   10,488,593
   Premises and
    equipment, net      118,067      110,779      106,672      103,259
   Goodwill and
    other
    intangibles         520,127      517,396      518,918      420,197
   Other assets         578,902      567,817      571,597      532,093
                    -----------  -----------  -----------  -----------
     Total assets   $15,889,290  $15,547,397  $15,795,996  $15,263,953
                    ===========  ========================  ===========

 Liabilities:
   Deposits:
    Noninterest-
     bearing        $ 5,858,497  $ 5,538,107  $ 5,926,048  $ 5,690,413
    Interest-
     bearing          5,964,008    6,642,407    7,204,357    6,915,968
                    -----------  -----------  -----------  -----------
       Total
        deposits     11,822,505   12,180,514   13,130,405   12,606,381
   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements        1,544,411      664,970      269,938      310,738
   Other short-term
    borrowed funds      100,000      326,041       72,818       50,667
   Subordinated debt    273,559      270,066      266,962      270,174
   Other long-term
    debt                233,465      225,598      219,282      224,079
   Other liabilities    228,067      217,301      186,212      183,185
                    -----------  -----------  -----------  -----------
       Total
        liabilities  14,202,007   13,884,490   14,145,617   13,645,224

   Minority interest     31,676       29,148       29,029       28,285

 Shareholders'
  Equity
   Preferred stock           --           --           --           --
   Common stock          50,824       50,813       50,825       50,803
   Additional paid-
    in capital          420,168      421,754      419,277      421,990
   Retained earnings  1,369,999    1,345,337    1,307,638    1,271,092
   Accumulated other
    comprehensive
    loss                 (9,349)     (22,788)     (50,709)     (31,034)
   Treasury shares     (176,035)    (161,357)    (105,681)    (122,407)
                    -----------  -----------  -----------  -----------
     Total common
      equity          1,655,607    1,633,759    1,621,350    1,590,444
                    -----------  -----------  -----------  -----------
       Total share-
        holders'
        equity        1,655,607    1,633,759    1,621,350    1,590,444
                    -----------  -----------  -----------  -----------
     Total
      liabilities
      and share-
      holders'
      equity        $15,889,290  $15,547,397  $15,795,996  $15,263,953
                    ===========  ===========  ===========  ===========

 CITY NATIONAL CORPORATION
 CREDIT LOSS EXPERIENCE
 (unaudited)

                                           2008
                     -------------------------------------------------

 (Dollars in          Fourth     Third    Second     First    Year To
  thousands)          Quarter   Quarter   Quarter   Quarter     Date
 ------------------  -------------------------------------------------
 Allowance for Loan
  and Lease Losses
 Balance at
  beginning of
  period             $208,046  $185,070  $168,278  $168,523  $168,523

 Allowance of
  acquired
  institution              --        --        --        --        --

 Net (charge-offs)/
  recoveries:
   Commercial         (12,204)   (4,357)   (5,734)   (1,573)  (23,868)
   Commercial real
    estate mortgages      (40)       --        --        12       (28)
   Residential
    mortgages              37         8        10         8        63
   Real estate
    construction      (12,346)   (8,415)  (13,196)  (10,217)  (44,174)
   Equity lines of
    credit                 --        --        --      (239)     (239)
   Installment           (128)      (30)        4       (78)     (232)
                     --------  --------  --------  --------  --------
     Total net
     (charge-offs)/
     recoveries       (24,681)  (12,794)  (18,916)  (12,087)  (68,478)

 Provision for credit
  losses               40,000    35,000    35,000    17,000   127,000

 Transfers from(to)
  reserve for
  off-balance sheet
  credit commitments      681       770       708    (5,158)   (2,999)

 Balance at end of   --------  --------  --------  --------  --------
  period             $224,046  $208,046  $185,070  $168,278  $224,046
                     ========  ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total Loans
  and Leases:
  (annualized)
   Commercial           (1.01)%   (0.37)%   (0.49)%   (0.14)%   (0.51)%
   Commercial real
    estate mortgages    (0.01)%    0.00%     0.00%     0.00%    (0.00)%
   Residential
    mortgage             0.00%    0.00%     0.00%     0.00%     0.00%
   Real estate
    construction        (3.81)%   (2.38)%   (3.61)%   (2.81)%   (3.14)%
   Equity lines of
    credit               0.00%     0.00%     0.00%    (0.22)%   (0.05)%
   Installment          (0.31)%   (0.08)%    0.01%    (0.18)%   (0.14)%
    Total loans and
     leases              (0.79)%   (0.42)%   (0.63)%   (0.42)%   (0.57)%

 Reserve for
  Off-Balance Sheet
  Credit Commitments

 Balance at beginning
  of period          $ 23,384  $ 24,154  $ 24,862  $ 19,704  $ 19,704
   Recovery of prior
    charge-off             --        --        --        --        --
   Reserve of acquired
    institution            --        --        --        --        --
   Transfers (to)from
    allowance            (681)     (770)     (708)    5,158     2,999
                     --------  --------  --------  --------  --------
 Balance at end of
  period             $ 22,703  $ 23,384  $ 24,154  $ 24,862  $ 22,703
                     ========  ========  ========  ========  ========

                                           2007
                     -------------------------------------------------

 (Dollars in          Fourth     Third    Second     First    Year To
  thousands)          Quarter   Quarter   Quarter   Quarter     Date
 ------------------  -------------------------------------------------
 Allowance for Loan
  and Lease Losses
 Balance at
  beginning of
  period             $152,018  $157,849  $161,005  $155,342  $155,342

 Allowance of
  acquired
  institution              --        --        --     4,513     4,513

 Net (charge-offs)/
  recoveries:
   Commercial            (900)     (632)   (2,218)    1,247    (2,503)
   Commercial real
    estate mortgages        9      (295)       --        --      (286)
   Residential
    mortgages              --        --        --        --        --
   Real estate
    construction       (2,872)   (2,654)       17        18    (5,491)
   Equity lines of
    credit                (50)       --        --        --       (50)
   Installment            (50)      (10)      (61)      (26)     (147)
                     --------  --------  --------  --------  --------
    Total net
    (charge-offs)/
    recoveries         (3,863)   (3,591)   (2,262)    1,239    (8,477)

 Provision for credit
  losses               20,000        --        --        --    20,000

 Transfers from(to)
  reserve for
  off-balance sheet
  credit commitments      368    (2,240)     (894)      (89)   (2,855)

 Balance at end of   --------  --------  --------  --------  --------
  period             $168,523  $152,018  $157,849  $161,005  $168,523
                     ========  ========  ========  ========  ========

 Net (Charge-Offs)/
  Recoveries to
  Average Total Loans
  and Leases:
  (annualized)
   Commercial           (0.08)%   (0.06)%   (0.21)%    0.12%    (0.06)%
   Commercial real
    estate mortgages     0.00%    (0.06)%    0.00%     0.00%    (0.02)%
   Residential
    mortgage             0.00%     0.00%     0.00%     0.00%     0.00%
   Real estate
    construction        (0.81)%   (0.78)%    0.01%     0.01%    (0.43)%
   Equity lines of
    credit              (0.05)%    0.00%     0.00%     0.00%    (0.01)%
   Installment          (0.12)%   (0.02)%   (0.13)%   (0.06)%   (0.08)%
    Total loans and
     leases             (0.13)%   (0.13)%   (0.08)%    0.05%    (0.08)%

 Reserve for
  Off-Balance Sheet
  Credit Commitments

 Balance at beginning
  of period          $ 20,072  $ 17,832  $ 17,005  $ 16,424  $ 16,424
   Recovery of prior
    charge-off             --        --       (67)       --       (67)
   Reserve of acquired
    institution            --        --        --       492       492
   Transfers (to)from
    allowance            (368)    2,240       894        89     2,855
 Balance at end of   --------  --------  --------  --------  --------
  period             $ 19,704  $ 20,072  $ 17,832  $ 17,005  $ 19,704
                     ========  ========  ========  ========  ========

 CITY NATIONAL CORPORATION
 NONPERFORMING ASSETS
 (unaudited)

                                                 2008
                                --------------------------------------
                                 Fourth     Third    Second     First
 (Dollars in thousands)          Quarter   Quarter   Quarter   Quarter
 -----------------------------  --------------------------------------
 Nonaccrual Loans
   Commercial                   $ 46,238  $ 26,184  $ 16,444  $ 16,293
   Commercial real estate
    mortgages                      8,924     5,878     5,903     1,841
   Residential mortgages           3,171       266       549       706
   Real estate construction      149,536   113,288    81,120    93,296
   Equity lines of credit          1,921     1,380     1,398     1,422
   Installment                     1,352     3,890       763        64
                                --------  --------  --------  --------
    Total nonaccrual loans       211,142   150,886   106,177   113,622

 Other Real Estate Owned          11,388     2,279     9,113     3,812
                                --------  --------  --------  --------

  Total nonperforming assets    $222,530  $153,165  $115,290  $117,434
                                ========  ========  ========  ========

 Loans 90 Days or More Past Due
  on Accrual Status             $    663  $  4,930  $      2  $     --

 Allowance for loan and lease
  losses as a percentage of:
  Nonaccrual loans                106.11%   137.88%   174.30%   148.10%
  Total nonperforming assets      100.68%   135.83%   160.53%   143.30%
  Total loans and leases            1.80%     1.69%     1.52%     1.43%

 Nonaccrual loans as a
  percentage of total loans         1.70%     1.23%     0.87%     0.97%

 Nonperforming assets as a
  percentage of:
  Total loans and other real
   estate owned                     1.79%     1.25%     0.95%     1.00%
  Total assets                      1.35%     0.94%     0.71%     0.74%

                                                 2007
                                --------------------------------------
                                 Fourth     Third    Second     First
 (Dollars in thousands)          Quarter   Quarter   Quarter   Quarter
 -----------------------------  --------------------------------------
 Nonaccrual Loans
   Commercial                   $ 17,103  $  7,673  $  3,998  $  7,024
   Commercial real estate
    mortgages                      1,621     1,970     4,732     4,783
   Residential mortgages             387       394       378        --
   Real estate construction       55,632    15,513    12,566    11,199
   Equity lines of credit            679       502       452       362
   Installment                       139       175       182        49
                                --------  --------  --------  --------
    Total nonaccrual loans        75,561    26,227    22,308    23,417

 Other Real Estate Owned              --       --         --        --
                                --------  --------  --------  --------

  Total nonperforming assets    $ 75,561  $ 26,227  $ 22,308  $ 23,417
                                ========  ========  ========  ========

 Loans 90 Days or More Past Due
  on Accrual Status             $      1  $     --  $     --  $    199

 Allowance for loan and lease
  losses as a percentage of:
  Nonaccrual loans                223.03%   579.63%   707.58%   687.55%
  Total nonperforming assets      223.03%   579.63%   707.58%   687.55%
  Total loans and leases            1.45%     1.36%     1.43%     1.51%

 Nonaccrual loans as a
  percentage of total loans         0.65%     0.23%     0.20%     0.22%

 Nonperforming assets as a
  percentage of:
  Total loans and other real
   estate owned                     0.65%     0.23%     0.20%     0.22%
  Total assets                      0.48%     0.17%     0.14%     0.15%

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                           2008
                      -------------------------------------------------
                      Fourth Quarter   Third Quarter    Second Quarter
                      ---------------  ---------------  ---------------
 (Dollars in          Average Average  Average Average  Average Average
  millions)           Balance   Rate   Balance  Rate    Balance  Rate
 -------------------  ------- -------  ------- -------  ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial        $  4,790  4.89%  $  4,727  5.30%  $  4,675  5.30%
    Commercial real
     estate mortgages    2,149  6.31      2,095  6.52      2,009  6.50
    Residential
     mortgages           3,386  5.65      3,335  5.62      3,271  5.57
    Real estate
     construction        1,288  4.57      1,404  5.05      1,470  5.43
    Equity lines of
     credit                591  3.62        513  4.34        470  4.45
    Installment            167  5.45        157  5.89        164  5.88
                      --------         --------         --------
    Total loans and
     leases             12,371  5.25     12,231  5.53     12,059  5.57
   Due from banks -
    interest-bearing       120  1.34         94  1.85         95  2.24
   Federal funds sold
    and securities
    purchased under
    resale agreements       18  0.33          5  1.88          9  2.54
   Securities
    available-for-sale   2,136  4.96      2,241  4.97      2,351  4.89
   Trading account
    securities             123  1.06        118  1.94        102  1.65
   Other interest-
    earning assets          76  5.64         79  5.92         79  5.24
                      --------         --------         --------
    Total interest-
     earning assets     14,844  5.13     14,768  5.39     14,695  5.42
   Allowance for loan
    and lease losses      (204)            (182)            (163)
   Cash and due from
    banks                  341              375              386
   Other non-earning
    assets               1,210            1,160            1,159
                      --------         --------         --------
    Total assets      $ 16,191         $ 16,121         $ 16,077
                      ========         ========         ========

 Liabilities and
  Shareholders' Equity
  Interest-bearing
   deposits
   Interest checking
    accounts          $    888  0.57%  $    826  0.72%  $    867  0.70%
   Money market
    accounts             3,911  1.85      3,781  1.68      3,738  1.70
   Savings deposits        146  0.52        138  0.44        133  0.28
   Time deposits -
    under $100,000         240  2.85        213  2.89        208  2.89
   Time deposits -
    $100,000 and over    1,502  2.32      1,222  2.45      1,143  2.94
                      --------         --------         --------
    Total interest-
     bearing deposits    6,687  1.80      6,180  1.72      6,089  1.80

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements             636  1.62      1,357  2.28      1,262  2.42
   Other borrowings        848  2.86      1,116  2.97      1,193  2.91
                      --------         --------         --------
    Total interest-
     bearing
     liabilities         8,171  1.89      8,654  1.97      8,544  2.05
  Noninterest-bearing
   deposits              5,952            5,557            5,606
  Other liabilities        231              226              232
  Shareholders' equity   1,837            1,685            1,695
                      --------         --------         --------
    Total liabilities
     and shareholders'
     equity           $ 16,191         $ 16,121         $ 16,077
                      ========         ========         ========

 Net interest spread            3.24%            3.42%            3.37%
                                ====             ====             ====
 Net interest margin            4.09%            4.23%            4.23%
                                ====             ====             ====

 Average prime rate             4.06%            5.00%            5.08%
                                ====             ====             ====

                                                     2008
                                       --------------------------------
                                        First Quarter    Year to Date
                                       ---------------  ---------------
                                       Average Average  Average Average
 (Dollars in millions)                 Balance  Rate    Balance   Rate
 ------------------------------------  ------- -------  ------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                         $  4,456  6.28%  $  4,663  5.42%
    Commercial real estate mortgages      1,975  6.84      2,058  6.54
    Residential mortgages                 3,179  5.61      3,293  5.61
    Real estate construction              1,464  6.47      1,406  5.41
    Equity lines of credit                  438  5.65        503  4.44
    Installment                             177  6.49        166  5.93
                                       --------         --------
    Total loans and leases               11,689  6.20     12,089  5.63
   Due from banks - interest-bearing         78  2.69         97  1.96
   Federal funds sold and securities
    purchased under resale agreements         8  3.33         10  1.61
   Securities available-for-sale          2,446  4.81      2,293  4.90
   Trading account securities                78  3.11        105  1.83
   Other interest-earning assets             72  5.75         76  5.63
                                       --------         --------
    Total interest-earning assets        14,371  5.93     14,670  5.46
   Allowance for loan and lease losses     (165)            (179)
   Cash and due from banks                  379              371
   Other non-earning
    assets                                1,139            1,167
                                       --------         --------
    Total assets                       $ 15,724         $ 16,029
                                       ========         ========

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts          $    823  0.69%  $    851  0.67%
   Money market accounts                  3,610  2.47      3,761  1.92
   Savings deposits                         135  0.36        138  0.40
   Time deposits - under $100,000           220  3.54        220  3.04
   Time deposits - $100,000 and over      1,329  3.99      1,299  2.91
                                       --------         --------
    Total interest-bearing deposits       6,117  2.55      6,269  1.96

   Federal funds purchased and
    securities sold under repurchase
    agreements                            1,141  3.39      1,099  2.51
   Other borrowings                       1,119  4.00      1,068  3.20
                                       --------         --------
    Total interest-bearing liabilities    8,377  2.86      8,436  2.19
  Noninterest-bearing deposits            5,404            5,631
  Other liabilities                         252              235
  Shareholders' equity                    1,691            1,727
                                       --------         --------
    Total liabilities and shareholders'
     equity                            $ 15,724         $ 16,029
                                       ========         ========

 Net interest spread                             3.07%            3.27%
                                                 ====             ====
 Net interest margin                             4.26%            4.20%
                                                 ====             ====

 Average prime rate                              6.22%            5.09%
                                                 ====             ====

 CITY NATIONAL CORPORATION
 AVERAGE BALANCES AND RATES
 (unaudited)

                                           2007
                      -------------------------------------------------
                      Fourth Quarter   Third Quarter    Second Quarter
                      ---------------  ---------------  ---------------
 (Dollars in          Average Average  Average Average  Average Average
  millions)           Balance   Rate   Balance  Rate    Balance  Rate
 -------------------  ------- -------  ------- -------  ------- -------
 Assets
  Interest-earning
   assets
   Loans and leases
    Commercial        $  4,391  7.02%  $  4,303  7.42%  $  4,275  7.37%
    Commercial real
     estate mortgages    1,925  7.01      1,897  7.31      1,932  7.36
    Residential
     mortgages           3,155  5.61      3,063  5.59      2,975  5.49
    Real estate
     construction        1,405  8.07      1,344  8.61      1,234  8.88
    Equity lines of
     credit                414  6.95        406  7.63        404  7.71
    Installment            171  7.11        178  7.35        191  7.51
                      --------         --------         --------
    Total loans and
     leases             11,461  6.75     11,191  7.04     11,011  7.05
   Due from banks -
    interest-bearing        95  3.05         98  3.48         89  2.40
   Federal funds sold
    and securities
    purchased under
    resale agreements        4  4.61         10  5.33         24  5.27
   Securities
    available-for-sale   2,500  4.84      2,746  4.78      2,872  4.72
   Trading account
    securities              94  4.57         84  5.23         72  5.23
   Other interest-
    earning assets          69  6.08         69  6.15         60  6.36
                      --------         --------         --------
    Total interest-
     earning assets     14,223  6.36     14,198  6.55     14,128  6.53
   Allowance for loan
    and lease losses      (151)            (157)            (162)
   Cash and due from
    banks                  393              434              445
   Other non-earning
    assets               1,124            1,120            1,041
                      --------         --------         --------
    Total assets      $ 15,589         $ 15,595         $ 15,452
                      ========         ========         ========

 Liabilities and
  Shareholders' Equity
  Interest-bearing
   deposits
   Interest checking
    accounts          $    805  0.69%  $    778  0.68%  $    804  0.56%
   Money market
    accounts             3,726  2.99      3,748  3.16      3,721  3.10
   Savings deposits        142  0.49        146  0.49        149  0.48
   Time deposits -
    under $100,000         224  3.93        232  4.05        274  3.79
   Time deposits -
    $100,000 and over    1,514  4.38      2,054  4.75      2,066  4.81
                      --------         --------         --------
    Total interest-
     bearing deposits    6,411  3.01      6,958  3.32      7,014  3.28

   Federal funds
    purchased and
    securities sold
    under repurchase
    agreements             908  4.50        672  4.99        486  5.11
   Other borrowings        746  5.67        620  6.14        612  6.09
                      --------         --------         --------
     Total interest-
      bearing
      liabilities        8,065  3.42      8,250  3.67      8,112  3.61
  Noninterest-bearing
   deposits              5,603            5,484            5,556
  Other liabilities        270              238              180
  Shareholders' equity   1,651            1,623            1,604
                      --------         --------         --------
    Total liabilities
     and shareholders'
     equity           $ 15,589         $ 15,595         $ 15,452
                      ========         ========         ========

 Net interest spread            2.94%            2.88%            2.92%
                                ====             ====             ====
 Net interest margin            4.42%            4.42%            4.46%
                                ====             ====             ====

 Average prime rate             7.52%            8.18%            8.25%
                                ====             ====             ====

                                                     2007
                                       --------------------------------
                                        First Quarter    Year to Date
                                       ---------------  ---------------
                                       Average Average  Average Average
 (Dollars in millions)                 Balance  Rate    Balance   Rate
 ------------------------------------  ------- -------  ------- -------
 Assets
  Interest-earning assets
   Loans and leases
    Commercial                         $  4,146  7.25%  $  4,280  7.26%
    Commercial real estate mortgages      1,758  7.39      1,879  7.26
    Residential mortgages                 2,885  5.40      3,020  5.52
    Real estate construction              1,181  8.73      1,292  8.55
    Equity lines of credit                  394  7.86        404  7.53
    Installment                             191  7.64        183  7.41
                                       --------         --------
    Total loans and leases               10,555  6.99     11,058  6.95
   Due from banks - interest-bearing         73  2.70         89  2.93
   Federal funds sold and securities
    purchased under resale agreements        14  5.36         13  5.25
   Securities available-for-sale          2,916  4.70      2,757  4.76
   Trading account securities                54  6.09         76  5.20
   Other interest-earning assets             48  5.96         61  6.14
                                       --------         --------
    Total interest-earning assets        13,660  6.48     14,054  6.48
   Allowance for loan and lease losses     (157)            (157)
   Cash and due from  banks                 422              424
   Other non-earning assets                 911            1,050
                                       --------         --------
    Total assets                       $ 14,836         $ 15,371
                                       ========         ========

 Liabilities and Shareholders' Equity
  Interest-bearing deposits
   Interest checking accounts          $    749  0.48%  $    784  0.60%
   Money market accounts                  3,419  2.98      3,655  3.06
   Savings deposits                         155  0.47        148  0.48
   Time deposits - under $100,000           232  4.10        240  3.96
   Time deposits - $100,000 and over      1,872  4.72      1,876  4.68
                                       --------         --------
    Total interest-bearing deposits       6,427  3.18      6,703  3.20

   Federal funds purchased and
    securities sold under repurchase
    agreements                              582  5.27        663  4.90
   Other borrowings                         599  6.15        645  6.00
                                       --------         --------
     Total interest-bearing
      liabilities                         7,608  3.57      8,011  3.57
  Noninterest-bearing deposits            5,489            5,533
  Other liabilities                         220              228
  Shareholders' equity                    1,519            1,599
                                       --------         --------
    Total liabilities and shareholders'
     equity                            $ 14,836         $ 15,371
                                       ========         ========

 Net interest spread                             2.91%            2.91%
                                                 ====             ====
 Net interest margin                             4.49%            4.45%
                                                 ====             ====

 Average prime rate                              8.25%            8.05%
                                                 ====             ====

 CITY NATIONAL CORPORATION
 CAPITAL AND CREDIT RATING DATA
 (unaudited)
                                          2008
                     -----------------------------------------------
                     Fourth     Third    Second     First    Year To
                     Quarter   Quarter   Quarter   Quarter     Date
                     -------   -------   -------   -------   -------
 Per Common Share:
 -----------------
  Shares Outstanding
  (in thousands):
  Average - Basic     48,105    47,934    47,849    47,829    47,930
  Average - Diluted   48,609    48,630    48,524    48,517    48,570
  Period-End          48,180    48,155    47,777    47,871
 Book value for
  common
  shareholders       $ 34.33   $ 34.61   $ 34.90   $ 35.14
 Closing price:
  High               $ 57.56   $ 65.35   $ 51.75   $ 60.00   $ 65.35
  Low                  34.97     37.60     40.98     48.57     34.97
  Period-end           48.70     54.30     42.07     49.46

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based capital
  Risk-adjusted
   assets            $13,943   $13,653   $13,546   $13,160
  Tier I capital     $ 1,633   $ 1,246   $ 1,224   $ 1,222
   Percentage of
   risk adjusted
   assets              11.71%     9.13%     9.03%     9.29%
  Total capital      $ 1,868   $ 1,507   $ 1,483   $ 1,477
   Percentage of
   risk adjusted
   assets              13.40%    11.04%    10.95%    11.22%
  Tier I leverage
   ratio               10.44%     8.01%     7.89%     8.06%

  Period-end
   shareholders'
   equity to total
   period-end assets   12.42%    10.20%    10.21%    10.56%
  Period-end common
   equity to total
   period-end assets   10.05%    10.20%    10.21%    10.56%

  Period-end
   tangible
   shareholders'
   equity to total
   period-end
   tangible assets      9.68%     7.30%     7.29%     7.57%
  Period-end
   tangible common
   equity to total
   period-end
   tangible assets      7.23%     7.30%     7.29%     7.57%

  Average
   shareholders'
   equity to total
   average assets      11.35%    10.45%    10.54%    10.75%    10.77%
  Average common
   equity to total
   average assets      10.27%    10.45%    10.54%    10.75%    10.50%

  Average tangible
   shareholders'
   equity to total
   average tangible
   assets               8.46%     7.50%     7.59%     7.71%     7.82%
  Average tangible
   common equity to
   total average
   tangible assets      7.35%     7.50%     7.59%     7.71%     7.53%

                                          2007
                     -----------------------------------------------
                     Fourth     Third    Second     First    Year To
                     Quarter   Quarter   Quarter   Quarter     Date
                     -------   -------   -------   -------   -------
 Per Common Share:
 -----------------
  Shares Outstanding
   (in thousands):
  Average - Basic     47,947    48,345    48,675    47,968    48,234
  Average - Diluted   48,869    49,408    49,838    49,087    49,290
  Period-End          47,830    48,064    48,831    48,602
 Book value for
  common
  shareholders       $ 34.61   $ 33.99   $ 33.20   $ 32.72
 Closing price:
  High               $ 72.97   $ 78.00   $ 78.39   $ 75.39   $ 78.39
  Low                  59.10     69.00     72.30     68.00     59.10
  Period-end           59.55     69.51     76.09     73.60

 Capital Ratios
  (Dollars in
  millions):
 --------------
 Risk-based capital
  Risk-adjusted
   assets            $12,886   $12,234   $12,067   $11,618
  Tier I capital     $ 1,199   $ 1,171   $ 1,185   $ 1,234
   Percentage of
    risk adjusted
    assets              9.31%     9.57%     9.82%    10.62%
  Total capital      $ 1,453   $ 1,470   $ 1,481   $ 1,524
   Percentage of
    risk adjusted
    assets             11.27%    12.01%    12.28%    13.12%
  Tier I leverage
   ratio                7.97%     7.80%     7.97%     8.59%

  Period-end
   shareholders'
   equity to total
   period-end assets   10.42%    10.51%    10.26%    10.42%
  Period-end common
   equity to total
   period-end assets   10.42%    10.51%    10.26%    10.42%

  Period-end
   tangible
   shareholders'
   equity to total
   period-end
   tangible assets      7.39%     7.43%     7.22%     7.88%
  Period-end
   tangible common
   equity to total
   period-end
   tangible assets      7.39%     7.43%     7.22%     7.88%

  Average
   shareholders'
   equity to total
   average assets      10.59%    10.41%    10.38%    10.24%    10.41%
  Average common
   equity to total
   average assets      10.59%    10.41%    10.38%    10.24%    10.41%

  Average tangible
   shareholders'
   equity to total
   average tangible
   assets               7.52%     7.33%     7.67%     8.18%     7.67%
  Average tangible
   common equity to
   total average
   tangible assets      7.52%     7.33%     7.67%     8.18%     7.67%

 Senior Debt Credit Ratings
 --------------------------
  For The Period Ended
   December 31, 2008                           Standard &
                        Moody's      Fitch       Poor's       DBRS
                       ----------  ----------  ----------  ----------
   City National Bank     Aa3          A-          A        A (high)
   City National
    Corporation           A1           A-          A-          A

CONTACT:  City National Corporation
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PST
          (866) 393-6804
          Conference ID: 77831534